Exhibit 3.2

Business Number E0251052006 - 8 Filed in the Office of Secretary of State State Of Nevada Filing Number 20222119240 Filed On 2/22/2022 10:00:00 AM Number of Pages 11

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BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) **Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):**

Attn:

c/o:

3) **Choose one:**

☐ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☒ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).**

4) **Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):**

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.**

(a) Owner's approval was not required from

Koil Energy Solutions, Inc.
Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Deep Down, Inc.
Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 2
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)

Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 3
Revised: 1-5-15

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov Articles of Merger (PURSUANT TO NRS 92A.200) Page 4 USE BLACK INK ONLY· DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY (c) Approval of plan of merger for Nevada non - profit corporation (NRS 92A.160): The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger 1s required by the articles of incorporation of the domestic corporation. Name of merging entity, if applicable Name of merging entity, if applicable Name of merging entity, if applicable Name of merging entity, if applicable and, or; Name of surviving entity, if applicable This form must be accompanied by appropriate fees. Nevada Secretary of State 92A Merger Page 4 Rev·sed 1 - 5 - 15

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BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article One of the Articles of Incorporation of Deep Down, Inc. is hereby amended as follows:

"The name of the corporation is Koil Energy Solutions, Inc."

6) Location of Plan of Merger (check a or b):

- [X] (a) The entire plan of merger is attached;

or,

- [ ] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: Time:

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 5
Revised: 1-5-15

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov Articles of Merger (PURSUANT TO NRS 92A.200) Page 6 USE BLACK INK ONLY - 00 NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY 8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited - liability limited partnership; A manager of each Nevada limited - liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.2JOt D If there are more than four merging entities, check box and attach an 8 1/2" x 11" blanl( sheet containing the required information for each additional entlly from article eight. Koil Energy Solutions, Inc. Name of merging entity X Charles NJ·uguna"'''''"''''""'b'c"""'"'"'"'" Do,e '"" ƒ '"''" 18 - UOW Signature Name of merging entity X Signature Title Name of merging entity X Signature Title Name of merging entity X Signature Title and, Deer Down. Inc Name of surviving entity X Charles Njuguna o,, ""' "S wd by (ho,ic,,SJ,g,oa o, - , "'""'"""4'•0<:,0 Signature President Title President Title 02/22/2022 Date Date Date Date 02/22/2022 Date • The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment. as needed. IMPORTANT: Failure to include any of the above informa \ 1on and submit with the proper fees may cause this filing to be rejected. Tills form must be accompanied by appropriare fees. Reset Nevad Secretacy of State 92/1Merger Page 6 Revisod 1 - 5 - 15

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT, dated as of February 22, 2022.

BETWEEN:

DEEP DOWN, INC., a Nevada corporation, having its office at 18511 Beaumont Highway, Houston, TX 77049 ("Deep Down")

AND:

KOIL ENERGY SOLUTIONS, INC., a Nevada corporation, having its office at 18511 Beaumont Highway, Houston, TX 77049 ("Merger Sub")

WHEREAS:

A.    Merger Sub is a wholly owned subsidiary of Deep Down;

B.    The board of directors of Merger Sub and Deep Down deem it advisable and in the best interests of their respective companies and shareholders that Merger Sub be merged with and into Deep Down, with Deep Down remaining as the surviving corporation under the name "Koil Energy Solutions, Inc.";

C.    The board of directors of Merger Sub have approved the plan of merger embodied in this Agreement; and

D.   The board of directors of Deep Down have approved the plan of merger embodied in this Agreement.

THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto hereby agree to merge on the terms and conditions herein provided, as follows:

1. THE MERGER

1.1 The Merger

Upon the terms and subject to the conditions hereof, on the Effective Date (as hereinafter defined), Merger Sub shall be merged with and into Deep Down in accordance with the applicable laws of the State of Nevada (the "Merger"). The separate existence of Merger Sub shall cease, and Deep Down shall be the surviving corporation under the name "Koil Energy Solutions, Inc." (the "Surviving Corporation") and shall be governed by the laws of the State of Nevada. The shares of Merger Sub shall be cancelled as a result of the Merger and shall not be converted into shares, obligations or other securities of the Surviving Corporation, or into cash or other property in whole or in part.

1.2 Effective Date

The Merger shall become effective (the "Effective Date") when the Articles of Merger, in substantially the form annexed hereto as Appendix A, which the parties hereto intend to file with the Secretary of the State of Nevada, arc accepted and declared effective by the Secretary of State of the State of Nevada.

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1.3 Articles of Incorporation

On the Effective Date, the Articles of Incorporation of Deep Down, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation except that Article I of the Articles of Incorporation of Deep Down, as the Surviving Corporation, shall be amended to state that the name of the corporation is "Koil Energy Solutions, Inc."

1.4 Bylaws

On the Effective Date, the Bylaws of Deep Down, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the bylaws of the Surviving Corporation.

1.5 Directors and Officers

The directors and officers of Deep Down immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation, until their successors shall have been duly elected and qualified or until otherwise provided by law, the Articles of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

2. EFFECT OF THE MERGER

2.1 Rights, Privileges, etc.

On the Effective Date of the Merger, the Surviving Corporation, without further act, deed or other transfer, shall retain or succeed to, as the case may be, and possess and be vested with all the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of Merger Sub and Deep Down; all property of every description and every interest therein, and all debts and other obligations of or belonging to or due to each of Merger Sub and Deep Down on whatever account shall thereafter be taken and deemed to be held by or transferred to, as the case may be, or invested in the Surviving Corporation without further act or deed, title to any real estate, or any interest therein vested in Merger Sub or Deep Down, shall not revert or in any way be impaired by reason of this merger; and all of the rights of creditors of Merger Sub and Deep Down shall be preserved unimpaired, and all liens upon the property of Merger Sub or Deep Down shall be preserved unimpaired, and all debts, liabilities, obligations and duties of the respective corporations shall thenceforth remain with or be attached to, as the case may be, the Surviving Corporation and may be enforced against it to the same extent as if all of said debts, liabilities, obligations and duties had been incurred or contracted by it.

2.2 Further Assurances

From time to time, as and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of Merger Sub such deeds and other instruments, and there shall be taken or caused to be taken by it such Further other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in the Surviving Corporation the title to and possession of all the property, interest, assets, rights, privileges, immunities, powers, franchises and authority of Merger Sub and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Merger Sub or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

3. GENERAL

3.1 Abandonment

Notwithstanding any approval of the Merger or this Agreement by the boards of directors of Merger Sub or Deep Down or both, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by mutual written agreement of Merger Sub and Deep Down.

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3.2 Amendment

At any time prior to the Effective Date, this Agreement may be amended or modified in writing by the board of directors of both Merger Sub and Deep Down.

3.3 Governing Law

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada,

3.4 Counterparts

In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

3.5 Electronic Means

Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to he execution and delivery of this Agreement as of the date hereof

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date set forth above.

DEEP DOWN, INC.,

a Nevada corporation

By: /s/ Charles Njuguna

Name: Charles Njuguna
Title: President

KOIL ENERGY SOLUTIONS, INC.,

a Nevada corporation

By: /s/ Charles Njuguna

Name: Charles Njuguna
Title: President

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Appendix A

Articles of Merger

See attached.

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